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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant [_]

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     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Katy Industries, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                   KATY NEWS
                                   ---------
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

              KATY INDUSTRIES, INC. ANNUAL MEETING TO BE ADJOURNED

ENGLEWOOD, CO - June 25, 2001 -- Katy Industries, Inc. (NYSE: KT) announced today that it expects its reconvened annual meeting of stockholders scheduled for Tuesday, June 26, 2001 to be further adjourned to Thursday, June 28, 2001.

Katy and KKTY Holding Company, L.L.C., an affiliate of an investment partnership affiliated with Kohlberg & Company, L.L.C., had announced on June 3, 2001 that they had entered into a definitive agreement for a recapitalization of Katy. Completion of the recapitalization is subject to a number of conditions, including Katy shareholders having authorized the recapitalization at the annual meeting and Katy having entered into definitive documentation with respect to a refinancing of Katy's existing loans.

Katy's June 8, 2001 proxy supplement states that the proxy holders intend to propose one or more adjournments of the annual meeting so that the annual meeting can take place on the same day as, or soon before, the satisfaction of the conditions to the transactions with KKTY Holding. The proxy holders have now indicated that they will vote in favor of an adjournment of the annual meeting to June 28, 2001 so that the annual meeting can take place on the same day as the expected closing of the refinancing. The closing of the refinancing is conditioned on shareholder approval of the recapitalization. The adjourned annual meeting is expected to take place at 9:00 a.m. local time at the Inter-Continental Central Park South, located at 112 Central Park South, New York, New York.

The recapitalization is described in Katy's proxy statement dated April 25, 2001, as modified by Katy's proxy supplement dated June 8, 2001.

Katy Industries, Inc. is a diversified corporation with interests primarily in Electrical/Electronics and Maintenance Products.

KKTY is an affiliate of Kohlberg & Company, L.L.C., a private merchant banking firm with offices in New York and California. Founded in 1987, Kohlberg & Company, L.L.C. has completed more than 70 acquisitions and recapitalization transactions in a variety of industries.

Katy contact:
Stephen Nicholson, Vice President of Finance, in Englewood at (303) 290-9300, or at www.katyindustries.com
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Where You Can Find Additional Information:

Katy strongly advises all shareholders to read Katy's proxy statement and the supplement to Katy's proxy statement. Katy's proxy statement and supplement contain important information that you should consider before making any decision about the proposals to be voted on at Katy's shareholder meeting. Katy's proxy statement and supplement have been mailed to all Katy shareholders and are available, together with the annual report, quarterly reports, current reports and other documents filed by Katy, at no charge at the SEC's web site at http://www.sec.gov or from Katy by contacting Steve Nicholson at (303) 290-9300.
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                             KATY INDUSTRIES, INC.
                                  HEADQUARTERS
           6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, CO  80111-6723
            TELEPHONE:  (303) 290-9300 * FACSIMILE: (303) 290-9344
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KATY NEWS
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Page 2

Some of the foregoing communications constitute "forward-looking statements." Such forward-looking statements are subject to various risks and uncertainties and Katy claims the protection afforded by the safe harbor for forward-looking statements in the Private Securities Litigation Reform Act of 1995. These statements include all statements regarding the timing, completion and effect of the proposed recapitalization of Katy. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the ability to consummate the refinancing of Katy's existing loans and the ability to obtain the needed shareholder approvals on a timely basis, that, together with the other risks and uncertainties detailed from time to time in Katy's filings with the SEC, may cause the actual results, performance or achievements of Katy to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

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                             KATY INDUSTRIES, INC.
                                  HEADQUARTERS
           6300 S. SYRACUSE WAY, SUITE 300, ENGLEWOOD, CO  80111-6723
             TELEPHONE:  (303) 290-9300 * TELEFAX:  (303) 290-9344
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